                                                                    EXHIBIT 12.1


                Computation of Ratio of Earnings to Fixed Charges
                    (in thousands of dollars, except ratios)
                                   Historical
                               Fiscal Years Ended

                                                                                                                          Pro forma
                                                     01/01/95     12/31/95      12/29/96      12/28/97      12/31/98      12/31/98
                                                     --------     --------      --------      --------      --------      --------
Earnings
   Pretax income (loss) from continuing
    operations                                     $ 144,794.0   $ 60,635.0   $(261,805.0)  $ 92,670.0   $ (796,348.0)  $(834,333.0)
   Add:  Fixed charges, below                         10,774.3     15,571.7      16,654.7     14,747.7      141,257.7     176,114.7
   Less: Interest Capitalized                           (867.0)    (3,268.0)       (400.0)      (900.0)        (800.0)       (800.0)
                                                   -----------   ----------  ------------   ----------   ------------   -----------
                                                   $ 154,701.3   $ 72,938.7  $ (245,550.3)  $106,517.7   $ (655,890.3)  $(659,018.3)
                                                   ===========   ==========  ============   ==========   ============   ===========

Fixed Charges
   Interest Expense                                $   6,974.0    $ 9,437.0  $   13,588.0   $ 11,381.0    $ 131,091.0   $ 165,948.0
   Capitalized interest                                  867.0      3,268.0         400.0        900.0          800.0         800.0
   1/3 rent expense                                    2,933.3      2,866.7       2,666.7      2,466.7        9,366.7       9,366.7
                                                   -----------   ----------  ------------   ----------   ------------   -----------
                                                   $  10,774.3   $ 15,571.7  $   16,654.7   $ 14,747.7    $ 141,257.7   $ 176,114.7
                                                   ===========   ==========  ============   ==========   ============   ===========

Ratio of earnings to fixed charges                        14.4          4.7             -          7.2            -             -

Amount by which earnings do not
  meet fixed charges                                                         $  262,205.0                 $ 797,148.0   $ 835,133.0

                                  Historical
                              Six Months Ended

                                                                                     Pro forma
                                                         06/30/98       06/30/99      06/30/99
                                                         --------       --------     ---------
Earnings
   Pretax income (loss) from continuing
    operations                                         $(283,376.0)   $ (90,220.0)  $ (96,343.0)
   Add:  Fixed charges, below                             51,976.7       92,212.7      95,932.7
   Less:  Interest Capitalized                              (553.0)        (724.0)       (724.0)
                                                       -----------    -----------   -----------
                                                       $(231,952.3)   $   1,268.7   $  (1,134.3)
                                                       ===========    ===========   ===========
Fixed Charges
   Interest Expense                                    $  47,480.0    $  86,950.0   $  90,670.0
   Capitalized interest                                      553.0          724.0         724.0
   1/3 rent expense                                        3,943.7        4,538.7       4,538.7
                                                       -----------    -----------   -----------
                                                       $  51,976.7    $  92,212.7   $  95,932.7
                                                       ===========    ===========   ===========

Ratio of earnings to fixed charges                             -              -             -

Amount by which earnings do not
  meet fixed charges                                   $ 283,929.0    $  90,944.0   $  97,067.0